UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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NORTHFIELD BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 22, 2009
Dear Fellow Stockholder:
     We cordially invite you to attend the 2009 Annual Meeting of Stockholders of Northfield Bancorp, Inc., the parent company of Northfield Bank. The Annual Meeting will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 27, 2009.
     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we also will report on the operations of Northfield Bancorp, Inc.
     The business to be conducted at the Annual Meeting includes the election of three directors, approval of a Management Cash Incentive Plan to be initially implemented for calendar year 2010, and the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009.
     Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northfield Bancorp, Inc. and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.
     Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2008, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, please take a moment now to complete, sign, date, and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Sincerely,
John W. Alexander
Chairman of the Board,
President and Chief Executive Officer

NORTHFIELD BANCORP, INC
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
REVOCATION OF PROXIES
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE COMPENSATION
AUDIT-RELATED MATTERS
PROPOSAL I — ELECTION OF DIRECTORS
PROPOSAL II — APPROVAL OF THE NORTHFIELD BANCORP, INC. MANAGEMENT CASH INCENTIVE PLAN
PROPOSAL III — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
MANAGEMENT CASH INCENTIVE PLAN

NORTHFIELD BANCORP, INC.
1410 St. Georges Avenue
Avenel, New Jersey 07001
(732) 499-7200
NOTICE OF
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 27, 2009
     Notice is hereby given that the 2009 Annual Meeting of Stockholders of Northfield Bancorp, Inc. will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 27, 2009.
     A Proxy Card and a Proxy Statement for the Meeting are enclosed.
     The Meeting is for the purpose of considering and acting upon:
1.	The election of three directors;

2.	The approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan; and

3.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2009; and
such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.
     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on April 20, 2009, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
     EVEN IF YOU DO PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. YOU MAY REVOKE A PROXY BY FILING, WITH THE SECRETARY OF NORTHFIELD BANCORP, INC., A WRITTEN REVOCATION, OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.
By Order of the Board of Directors
Madeline G. Frank
Senior Vice President, Corporate Secretary
Avenel, New Jersey
April 22, 2009
A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
NORTHFIELD BANCORP, INC.
1410 St. Georges Avenue
Avenel, New Jersey 07001
(732) 499-7200
2009 ANNUAL MEETING OF STOCKHOLDERS
May 27, 2009
     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northfield Bancorp, Inc. to be used at the 2009 Annual Meeting of Stockholders of Northfield Bancorp, Inc. (the “Company”), which will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 27, 2009, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 23, 2009.
REVOCATION OF PROXIES
     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by signing and returning your Proxy Card to Northfield Bancorp, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.
     Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northfield Bancorp, Inc., Madeline G. Frank, at the address shown above, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
     Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on April 20, 2009, are entitled to one vote for each share then held. As of April 20, 2009, there were 45,226,561 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
     As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
     As to the approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such approval. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for the approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the annual meeting and entitled to vote on the matter.
     As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii)

ABSTAIN from voting on such ratification. The affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009. Shares as to which the “ABSTAIN” box has been selected on the proxy card will be counted as shares represented and entitled to vote and will have the same effect as a vote against the matter. Broker non-votes are not considered represented at the annual meeting and entitled to vote on the matter.
     Our management anticipates that Northfield Bancorp, MHC, our majority stockholder, will vote all of its shares in favor of all the matters set forth above. If Northfield Bancorp, MHC votes all of its shares in favor of each proposal, the approval of each proposal would be assured.
     Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of April 20, 2009, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding
Northfield Bancorp, MHC 1731 Victory Boulevard Staten Island, New York 10314	24,641,684	54.48%

Northfield Bancorp, MHC, and all directors and executive officers of Northfield Bancorp, Inc. and Northfield Bank as a group (14 directors and executive officers) (2)	25,812,838	57.07%

Wellington Management Co. LLP (3) 75 State Street Boston, MA 02109	2,530,893	5.60%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Includes shares of common stock held by Northfield Bancorp, MHC, of which our directors are also trustees. Excluding shares of common stock held by Northfield Bancorp, MHC, directors and executive officers beneficially owned 1,171,154 shares of common stock, or 2.59% of the outstanding shares.

(3)	This information is based on Schedule 13F filed by Wellington Management Co. LLC with the Securities and Exchange Commission on December 31, 2008.
CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors, Meetings, and Standing Committees
There are currently ten members of the Board of Directors:

John W. Alexander	John P. Connors, Jr.
Stanley A. Applebaum	John J. DePierro
John R. Bowen	Susan Lamberti
Annette Catino	Albert J. Regen
Gil Chapman	Patrick E. Scura, Jr.

     Mr. Applebaum has attained mandatory retirement age, as defined in the Bylaws of the Company and Northfield Bank, and will not serve past this Annual Meeting of Stockholders. Mr. Applebaum’s ongoing contributions to the Company and the communities we serve are deemed to be of significant value and, therefore, effective April 22, 2009, Mr. Applebaum was granted director emeritus status effective immediately following this Meeting. Mr. Applebaum is expected to continue to promote the interests of the Company including participation in monthly board meetings (Mr. Applebaum will not eligible to vote on matters), consultation on various business matters, representation of the Company and Northfield Bank at various functions deemed appropriate by management, and his agreement not to compete against the Company or Northfield Bank.
     The Board of Directors affirmatively determines the independence of each director in accordance with Nasdaq Stock Market rules, which include all elements of independence as set forth in the listing requirements for Nasdaq securities. Based on these standards, the Board of Directors has determined that each of the following non-employee directors is independent of Northfield Bancorp, Inc.:
Annette Catino
Gil Chapman
John J. DePierro
Susan Lamberti
Patrick E. Scura, Jr.
     We rely on Nasdaq’s “Controlled Company” exemption from the independence requirements with respect to having a majority of independent directors on our Board of Directors. We are a “Controlled Company” because Northfield Bancorp, MHC owns a majority of our outstanding shares of common stock.
     The business of Northfield Bancorp, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors periodically meet in executive sessions. The standing committees of the Board consist of the Nominating and Corporate Governance, Audit, Compensation, Asset Liability Management, and Compliance.
     During the year ended December 31, 2008, the Board of Directors met 12 times, consisting of 11 regular meetings and one annual reorganization meeting.
     The Board of Directors has created the position of lead independent director, whose primary responsibility is to preside over periodic executive sessions of non-employee and independent members of the Board of Directors, of which two executive sessions of non-employee and independent directors were held in 2008. The lead independent director also prepares the agendas for meetings of non-employee and independent directors, serves as a liaison between the independent directors and management, and makes periodic reports to the Board of Directors regarding the actions and recommendations of the non-employee and independent directors. The Board of Directors has designated John J. DePierro to serve in this position.
     No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which she or he has been a director); and (ii) the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served). The duties and responsibilities of the Board’s standing committees are as follows:
     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors DePierro, who serves as Chairman, Catino, and Lamberti. Each member of the Nominating and Corporate Governance Committee is considered “independent” as set forth in the listing requirements for Nasdaq securities. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.eNorthfield.com. The Nominating and Corporate Governance Committee met two times during the year ended December 31, 2008.
     The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in implementing policies and practices related to corporate governance, including:

•	reviewing and monitoring our compliance with our Corporate Governance Principles, Code of Conduct and Ethics for Employees, Officers and Directors, and Code of Conduct and Ethics for Senior Financial Officers;

•	periodically evaluating the size, composition, and independence of the Board of Directors (and its committees);

•	evaluating individuals to be considered for Board service;

•	recommending director nominees to the Board for the next annual meeting of stockholders;

•	overseeing the process to assess Board and committee effectiveness;

•	making recommendations to the Board with respect to committee assignments; and,

•	in consultation with the Compensation Committee, reviewing and recommending director compensation.
     The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so. The Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:
•	has the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	has experience and achievements that have given them the ability to exercise and develop good business judgment;

•	has a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	has a commitment to the communities in which we operate and/or is actively engaged in community activities;

•	has involvement in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.
     The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.
     Audit Committee. The Audit Committee consists of Directors Scura, who serves as Chairman, Catino, Chapman, and Lamberti. Each member of the Audit Committee is “independent” as set forth in the listing requirements for Nasdaq securities and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Directors Scura and Catino qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Directors Scura and Catino is included in “Proposal I — Election of Directors.” Our

Board of Directors has adopted a written charter for the Audit Committee, which is available at our website at www.eNorthfield.com. The Audit Committee met eight times during the year ended December 31, 2008.
     The duties and responsibilities of the Audit Committee include, among other things:
•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements; systems of internal controls; and administering the whistleblower reporting program;

•	monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;

•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

•	maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.
     Compensation Committee. Each member of the Compensation Committee is “independent” as set forth in the listing requirements for Nasdaq securities. The current members of the Compensation Committee consist of Directors Catino, who serves as Chairman, Chapman, DePierro, and Scura. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.enorthfield.com. The Compensation Committee met nine times during the year ended December 31, 2008.
     The duties and responsibilities of the Compensation Committee include, among other things:
•	reviewing, evaluating and recommending objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board the Chief Executive Officer’s compensation;

•	reviewing, evaluating and recommending, in consultation with the Chief Executive Officer, goals relevant to the compensation of our other executive management; and reviewing such officers’ performance in light of these goals and recommending to the Board such officers’ compensation based on this evaluation;

•	reviewing , evaluating and recommending succession planning and management development for executive officers, including the Chief Executive Officer;

•	establishing and administering our equity based plans, and incentive cash compensation program for executive management;

•	reviewing, evaluating and recommending, in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our directors and to directors of our affiliates for their service on the Board;

•	reviewing, evaluating and recommending the terms of employment and severance agreements and arrangements for executive management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for executive management; and

•	reviewing and approving changes in our qualified benefit plans that result in a material change in costs or the benefit levels provided and changes in a plan trustee, administrator, or service provider.
     Other Committees. The Board of Directors also maintains an Asset Liability Management Committee and a Compliance Committee. The purpose of the Asset Liability Management Committee is to assist the Board of

Directors in establishing parameters for investments and loan underwriting, management of the Company’s balance sheet, identification of funding needs and sources, and capital initiatives. The Committee’s responsibilities also include review and monitoring of the Company’s strategic planning process, and annual budgeting process. The Asset Liability Management Committee met six times during the year ended December 31, 2008.
     The purpose and responsibilities of the Compliance Committee include overseeing our compliance program, assessing the adequacy of compliance controls and internal compliance monitoring, assessing the effectiveness of management policies, procedures, and practices relating to compliance, and advising the Board of Directors as to the status of our compliance program and ongoing developments relating to compliance matters. The Compliance Committee met seven times during the year ended December 31, 2008.
Director Compensation
     On an annual basis, director compensation is reviewed by the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee. The Compensation Committee considers, among other things, the size and complexity of the Company, as well as the responsibilities, marketplace availability of necessary skill sets, and the time commitment necessary for the Board, its committees, and its committee chairs, to adequately discharge their oversight role and responsibilities. In addition, every three years (and more frequently if deemed necessary), the Compensation Committee will utilize available survey data at other comparable financial institutions, and the assistance of a third-party compensation consultant, to assist in the evaluation of the Company’s director compensation program.
     In 2007, the Compensation Committee utilized a third-party compensation consultant to assist the Committee in its evaluation of the components and competitiveness of the Company’s compensation for directors. In 2008, the Compensation Committee reviewed the existing components of director compensation and made a determination that cash compensation remained competitive and appropriate. The Compensation Committee recommended no change to 2008 cash compensation, with the exception of the establishment of a $3,000 annual retainer for the lead director. Directors who are also employees of the Company receive no additional compensation for service as a director.
     The following table sets forth the Director and committee fee structure for the Board and its standing committees (all of which were due and payable in cash) for the year ended December 31, 2008. Attendance fees, and one-fourth of any annual retainer, are paid on a quarterly basis, in arrears, unless a director elects to have such fees or a portion thereof deferred under our non-qualified deferred compensation plan, described below.

		Nominating and
	Board	Corporate	Compensation	Audit
	of Directors	Governance	Committee	Committee
Annual Retainer	$30,000	—	—	—
Annual Retainer-Chair	—	$3,000	$4,000	$6,000
Per Meeting Attendance Fee	$1,250	$850	$850	$1,250
All other committees of the Board receive, in cash, an $850 per meeting attendance fee and an annual committee chair retainer of $3,000. In addition, the lead director receives an annual retainer of $3,000.

     The following table sets forth for the year ended December 31, 2008, certain information as to the total remuneration we paid our directors. Mr. Alexander does not receive separate compensation for his service as a director. The “Non-equity incentive plan compensation,” “Stock awards,” “Option awards,” “Change in pension value and nonqualified deferred compensation earnings” and “All other compensation” columns have been omitted from the table because no director earned any compensation during the year ended December 31, 2008, of a type required to be disclosed in those columns.

Director Compensation Table For the Year Ended December 31, 2008
	Fees earned or paid in
Name	cash ($)	Total ($)
Stanley A. Applebaum (1)	53,450	53,450
John R. Bowen	61,550	61,550
Annette Catino	68,750	68,750
Gil Chapman	64,300	64,300
John P. Connors, Jr. (1)	56,850	56,850
John J. DePierro	67,100	67,100
Susan Lamberti	59,200	59,200
Albert J. Regen	60,600	60,600
Patrick E. Scura, Jr.	75,400	75,400

(1)	During 2008, Messrs. Applebaum and Connors provided legal services to or for the benefit of Northfield Bank. See “Transactions With Certain Related Persons” for a discussion of fees received for legal services provided in 2008.
     The Board of Directors adopted, and the stockholders of the Company approved on December 17, 2008, the Northfield Bancorp, Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”) to provide additional incentives to certain of our officers, employees, and directors to promote our growth and performance and to further align their interests with those of our stockholders. On January 30, 2009, the Compensation Committee approved, and the Board of Directors ratified awards under the Equity Incentive Plan to each director (with the exception of Mr. Alexander who received awards under a separate agreement) of 27,750 shares of common stock and 69,300 stock options with tandem stock appreciation rights. These awards vest ratably over a five year period. Certain events, as defined by the Equity Incentive Plan, including death, disability, and termination following a change in control, accelerate the vesting of these equity awards.
Transactions With Certain Related Persons
     Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Northfield Bank to our executive officers and directors in compliance with federal banking regulations.
     The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was approximately $1,450,000 at December 31, 2008. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northfield Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2008, and were made in compliance with federal banking regulations.
     Other Transactions. Stanley A. Applebaum and John P. Connors, Jr., in addition to their duties as trustees of Northfield Bancorp, MHC, and directors of Northfield Bancorp, Inc. and Northfield Bank, are practicing attorneys who perform legal work directly for or on behalf of Northfield Bank. During the year ended December 31, 2008, Mr. Applebaum and Mr. Connors received fees, either directly from Northfield Bank, or from our customers in connection with transactions with Northfield Bank, in the amounts of approximately $155,000 and $70,000, respectively. The Board of Directors authorizes the transactions each year, and the Compensation Committee of the Board of Directors reviews a summary of the services performed and the total fees paid for services on an annual basis. All transactions with Mr. Applebaum and Mr. Connors are in the ordinary course of business, and the terms and fees are considered to be consistent with those prevailing at the time for comparable transactions with other persons.
Attendance at Annual Meetings of Stockholders
     Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that Directors will attend these meetings absent unavoidable scheduling conflicts. With the exception of Mr. Chapman, all directors listed in the Director Compensation Table, above, attended the 2008 Annual Meeting of Stockholders.
Codes of Conduct and Ethics
     We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our chief executive officer, chief financial officer, and controller. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.eNorthfield.com. Amendments and waivers from the Code of Conduct and Ethics for Senior Financial Officers will be disclosed in the manner required by applicable law, rule or listing standard.
     We also adopted a Code of Conduct and Ethics that is applicable to all employees, officers and directors which is available on our website at www.eNorthfield.com. Employees, officers, and directors acknowledge, annually, that they will comply with all aspects of the Code of Conduct and Ethics for Employees, Officers and Directors.
Stockholder Communications
     Stockholder Proposals. In order to be eligible for inclusion in our proxy materials for our 2010 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1410 St. Georges Avenue, Avenel, New Jersey 07001, no later than December 23, 2009. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
     Advanced Notice of Business to be Conducted at an Annual Meeting of Stockholders. Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 30 days in advance of such meeting, subject to certain exceptions) by the Corporate Secretary of Northfield Bancorp, Inc.
     Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.
     The 2010 Annual Meeting of Stockholders is expected to be held May 26, 2010. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to us by April 26, 2010. If notice is received after April 26, 2010, it will be considered untimely, and we will not be required to present the matter at the stockholders’ meeting.
     Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 1410 St. Georges Avenue, Avenel, New Jersey 07001, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2010 Annual Meeting of Stockholders no later than November 23, 2009.

     The submission must include the following information:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

•	the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and Northfield Bancorp, Inc. and its affiliates;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northfield Bancorp, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
     Stockholder Communications with the Board. A stockholder of Northfield Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 1410 St. Georges Avenue, Avenel, New Jersey 07001, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:
•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, or forward the communication for response by another employee of Northfield Bancorp, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our Director of Corporate Governance; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.
     The Corporate Secretary will make those communications that were not forwarded available to the Board of Directors on request.

EXECUTIVE COMPENSATION
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” included in this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement. The members of the Compensation Committee are: Annette Catino, who serves as Chair; Gil Chapman; John J. DePierro; and Patrick E. Scura, Jr.
Compensation Discussion and Analysis
     Persons Covered. This discussion and analysis addresses compensation for 2008 for the following executive officers: John W. Alexander, Chairman, President and Chief Executive Officer; Steven M. Klein, Executive Vice President and Chief Financial Officer; Kenneth J. Doherty, Executive Vice President and Chief Lending Officer; Michael J. Widmer, Executive Vice President of Operations; and Madeline G. Frank, Senior Vice President and Corporate Secretary. These five executives are referred to in this discussion as the “Named Executive Officers.”
     Executive Summary. Northfield Bancorp, Inc. completed its initial public offering in November, 2007. Prior to its minority offering, we were wholly-owned by our mutual holding company. As a mutually owned company, our compensation programs were, by nature, limited, and consisted primarily of base salary and annual cash incentive compensation. A primary objective of our compensation program is to align the interests of our executives with those of our stockholders. The key components of the Company’s compensation program continue to evolve and are being designed, augmented and modified, as appropriate, to ensure that we attract and retain superior financial services executive talent, and reward sustainable performance. We strive to create a compensation program that provides balance between shorter-term and longer-term performance, fixed and performance-based compensation, and cash and equity compensation. Our 2008 compensation program included competitively benchmarked base salaries, a formal annual cash incentive compensation program directly linked to, among other things, the Company’s strategic objectives, and beginning in January, 2009, an equity incentive plan. Notwithstanding unprecedented challenges in national and global economies and financial markets, the Company’s financial performance in 2008 continued to exceed its peers. The Company has remained committed to its disciplined and balanced approach to providing community banking services and utilizes the same philosophy in designing a compensation program that is consistent with effective risk management.
     Role of the Compensation Committee. The Compensation Committee of the Board of Directors is responsible for overseeing and making recommendations to the full Board of Directors with respect to the compensation of the Named Executive Officers, including the Chief Executive Officer. As part of these duties, the Committee administers the Company’s cash and equity incentive compensation plans and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to ratify the compensation of all Named Executive Officers, including the Chief Executive Officer.
     The Compensation Committee also reviews, oversees, and approves the management and implementation of Northfield Bank’s employee benefit plans. The Committee has a formal charter that describes the Committee’s scope of authority and its duties.
     The Compensation Committee consists of four Directors, all of whom are “independent” as set forth in the listing requirements for Nasdaq securities. The Nominating and Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in Nasdaq listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in February 2009.
     Role of Executives in Committee Activities. The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, the Chief Financial Officer, and the Director of Human Resources. Executives provide the Compensation Committee with input regarding employee compensation philosophy, processes, and decisions for employees other than Named Executive Officers. This communication assists in the design and alignment of incentive programs throughout the Company. In addition to providing factual information such as company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year. At the request of the Compensation Committee, the Chief Financial Officer communicates directly with third-party consultants, providing third-party consultants with Company-specific data and information, and assisting in the evaluation of the estimated financial affect regarding any proposed changes to the various components of compensation.
     Executives participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision-making process. The Chief Executive Officer and Chief Financial Officer do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the Chief Executive Officer attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined. In addition, the Compensation Committee meets in executive session as appropriate.
     Use of Consultants. The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for Named Executive Officers. The consultants are retained by and report directly to the Compensation Committee. The Compensation Committee places no restrictions on consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultants also provide proxy statement and survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives from the comparison group proxy statement and survey data.
     For 2008, the Compensation Committee engaged the firm of Pearl Meyer & Partners (PM&P), primarily to assist in evaluating and designing an equity incentive plan and developing a 2008 cash incentive plan. As part of these services, PM&P updated, on a limited basis, compensation data it prepared as part of the Compensation Committee’s comprehensive review conducted in 2007 for Named Executive Officer compensation.
     The Compensation Committee also engages the firm of Luse Gorman Pomerenk & Schick, P.C., primarily to provide legal consultation and assistance related to developing legal documents, including proxy-related materials, executive employment contracts, and drafting of benefit plan documents.
     Compensation Objectives and Philosophy. The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for sustained performance, and to provide competitive compensation to attract talent to the Company. The methods used to achieve these goals for Named Executive Officers are influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual performance in achieving both financial and non-financial corporate goals.
     Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of banking and our business. The creation of long-term value is highly dependent on the development and effective execution of our business strategy by our executive officers.
     Factors that influence the design of our executive compensation program include, among other things, the items listed below.

•	We operate in a highly regulated industry, and we value industry-specific experience that promotes a safe and sound operation of Northfield Bank.

•	We value executives with sufficient experience in our markets relating to the behavior of our customers, products, and investments in various phases of the economic cycle.

•	We operate in interest rate and credit markets that are often volatile. We value disciplined decision-making that respects our business plan but adapts appropriately to change.

•	We value the retention and development of performing incumbent executives. Recruitment of executives can have substantial monetary costs, unpredictable outcomes, and a disruptive effect on our operations.
     Our 2008 compensation program for our Named Executive Officers includes several key components. The first component is base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards of the position held. The second component is an annual cash incentive plan, designed to reward our executives for attaining specific performance goals that support the strategic objectives of the Company. We also provide benefits and perquisites to the Named Executive Officers at levels that are competitive and appropriate for their roles. In December, 2008, the Company’s stockholders approved our 2008 Equity Incentive Plan, which will allow us to provide long-term incentives that will further align the interests of our executives with those of stockholders and reward sustained performance.
     Assembling the Components of Compensation. The Compensation Committee analyzes the level and relative mix of executive compensation by component (e.g., base salary, incentives, and benefits) and in the aggregate. The Chief Executive Officer provides recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on this analysis, the Compensation Committee approves each Named Executive Officer’s compensation, subject to ratification by the full Board of Directors.
     When evaluating the mix of total compensation, the Compensation Committee considers among other things, general market practices, the alignment of cash incentive awards with our strategic objectives and Company performance, and the desire to reward performance through cash incentive compensation within Board-approved risk parameters. The Compensation Committee seeks to create appropriate cash incentives without encouraging behaviors that result in undue risk. These components are periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data. In 2007, the Compensation Committee engaged PM&P to assist it in completing a comprehensive competitive review.
     Base Salary. Base salary is designed to provide a reasonable level of predictable income commensurate with market standards of the position held adjusted for specific job responsibilities assigned, individual experience, and demonstrated performance. Named Executive Officers are eligible for periodic adjustments to their base salary as a result of changes in the cost of living, individual performance, updated market analysis, or significant changes in their duties and responsibilities. The Compensation Committee annually reviews and approves any base salary changes for Named Executive Officers, including our Chief Executive Officer. The Compensation Committee will generally review and consider updated peer proxy and market survey compensation data every two years.
     Base salary amounts for 2008 were determined based on a review of peer proxy and survey data provided by PM&P in 2007. The Compensation Committee generally targets the 50th percentile of peer proxy and survey data, with adjustments made upwards or downwards for each Named Executive Officer’s specific experience, responsibilities and performance, estimated value in the marketplace, and the Committee’s view of each Named Executive Officers’ role in the future success of the Company. For 2008, the Compensation Committee generally targeted base salary compensation at the 65th percentile for each of the Named Executive Officers.
     The Committee considered the significant experience, contributions, and performance of each Named Executive Officer, their value in the marketplace, and their critical roles in the future successes of the Company, and determined that their 2007 base salaries properly reflected these factors and made a determination not to change base salaries for any Named Executive Officers in 2008.

     Cash Incentives. The Compensation Committee developed and implemented a Management Incentive Plan (the “Cash Incentive Plan”) for 2008. The Cash Incentive Plan provides performance-based annual cash incentives to motivate the Company’s Named Executive Officers to execute specific financial and non-financial elements of our strategic business plan, and to reward individual conduct that encourages teamwork across the Company’s functional groups. The Cash Incentive Plan based annual incentives primarily on whether the Company achieved a predetermined budgeted net income (before taxes), and to a lesser extent individual performance goals designated by the Compensation Committee.
     The Compensation Committee evaluates that reasonableness and likelihood of attaining designated incentive goals, including stretch goals, in an effort to ensure that such targets appropriately reward performance, but do not encourage undue risk taking. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the initial targeted level. Annual incentive cash awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of incentive compensation.
     For 2008, the Compensation Committee set a “target” incentive award of 10% of base salary for each Named Executive Officer. The actual incentive award range was defined as 5% for “threshold” performance and 15% for “stretch” performance. These targets were intentionally set lower than current market practice as part of the Company’s shift from its compensation philosophy as a mutually owned bank (greater focus on cash compensation weighted towards base salary) to that of a public company (which includes equity compensation and a greater weighting of cash compensation towards incentive compensation rather than base salary).
     To qualify for an annual incentive award, the Compensation Committee established one shared corporate goal (the “Corporate Goal”) and individual performance goals for each Named Executive Officer. The target Corporate Goal was determined to be the attainment of Board approved budgeted net income (before taxes) of $21.0 million. The stretch goal was 120% or greater of budgeted net income (before taxes) and the threshold was 90% of budgeted net income (before taxes).
     The Compensation Committee considers, but is not bound by, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a Named Executive Officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Fringe benefits and perquisites also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. In 2008 and for prior years, we were not subject to tax deduction limitations under Section 162(m).

     Individual performance goals were aligned with our strategic business plan and focused on the following areas:

Name	Individual Performance Goals
John W. Alexander	Effectuate capital deployment strategy
Maintain focus on expense management
Conduct needs assessment to ensure operations are aligned with strategic objectives
Steven M. Klein	Implement formal leverage strategies to meet specified income targets
Modify management reporting systems to align with strategic objectives
Develop formal enterprise risk management program
Kenneth J. Doherty	Increase loan originations to specified targets
Expand and formalize loan portfolio credit monitoring and reporting system
Michael J. Widmer	Expand deposit franchise, and enhance brand
Finalize agreements, develop construction plans on existing sites
Identify and evaluate potential branch sites
Madeline G. Frank	Develop automated time reporting system, and expense reimbursement policies and procedures
Enhance recruiting and annual performance evaluation program, and incorporate sales and service skill set assessment
Revise and execute training curriculum for branch staff
     Of our Chief Executive Officer’s potential cash incentive award, 85% was based on the achievement of the Corporate Goal, and 15% was based on the attainment of his individual goals. Of our other Named Executive Officers’ potential cash incentive award, 75% was based on the achievement of the Corporate Goal, and 25% was based on the attainment of individual goals.
     In evaluating actual performance as compared to the established Corporate Goal, the Compensation Committee may, at its discretion, exclude items that are considered non-recurring in nature. In addition, the Cash Incentive Plan permitted the Compensation Committee to increase or decrease a cash incentive award based upon its consideration of a Named Executive Officer’s performance or achievements.
     In March 2009, the Compensation Committee evaluated achievement of the Corporate Goal. The Compensation Committee evaluated actual 2008 net income (before taxes) of $23.0 million and determined that the effect of the realized gain on bank owned life insurance of $2.5 million, and $500,000 in costs associated with our conversion to a new core processing system should be excluded from the evaluation. Based on the Company’s reported 2008 net income (before taxes) as adjusted for the two items above, the Compensation Committee determined that the Target award for the corporate component was earned by each Named Executive Officer.
     Mr. Alexander’s attainment of his individual goals and the other Named Executive Officers’ attainment of their individual goals were evaluated by the Compensation Committee in its annual evaluation of each Named Executive Officer’s performance. In March 2009, the Compensation Committee concluded that Mr. Alexander and Ms. Frank had substantially achieved each of their individual performance goals and determined that the Target award was earned by each of them for all assigned goals. The Compensation Committee also concluded that Messrs. Klein, Doherty, and Widmer substantially met each of their assigned goals at the Target level, except for their goals related to implementing leverage strategies, loan originations, and expanding the deposit franchise, respectively, which were achieved at the “stretch” payout level.

     For 2008, the Named Executive Officers’ target and maximum award opportunities, and actual incentives awarded as a percentage of maximum, were:

				Actual
		Maximum		Award as a
	Target Award	Award	Actual	% of
Name	Opportunity	Opportunity	Award	Maximum
John W. Alexander	$67,600	$101,400	$67,600	66.7%
Steven M. Klein	30,000	45,000	31,250	69.4
Kenneth J. Doherty	28,000	42,000	29,750	70.8
Michael J. Widmer	22,000	33,000	23,375	70.8
Madeline G. Frank	17,000	25,500	17,000	66.7
     Mr. Alexander’s cash incentive payout for 2008 reflects the Compensation Committee’s assessment of his leadership in focusing on our core strategic business goals, including effective capital deployment. The Compensation Committee attributed our results to Mr. Alexander’s vision for the Company and discipline in adhering to our conservative business model focused on conservative credit underwriting and securities investments, franchise growth, and operating expense discipline.
     Mr. Klein’s cash incentive payment for 2008 reflects his success in executing securities leveraging opportunities in a volatile market, his leadership in developing a framework for implementation of an enterprise risk management program, and his overall leadership and contribution towards achievement of our strategic objectives.
     Mr. Doherty’s cash incentive payment for 2008 reflects his achievement of significant growth in our loan originations. Mr. Doherty’s incentive payment also reflects his adherence to our conservative internal underwriting standards that are critical to our long-term success. The Compensation Committee also took into consideration, the progress Mr. Doherty has made in evaluating our loan portfolio credit monitoring and reporting systems and developing a plan for implementation of an enhanced monitoring system.
     Mr. Widmer’s cash incentive payout for 2008 reflects his attainment of deposit growth and composition goals and continuing success in enhancing the franchise in New York and New Jersey. During 2008, Mr. Widmer successfully identified and committed to new bank branch locations, identified a new core operating system, and developed a detailed conversion plan to such system. Mr. Widmer has also recruited experienced, service-oriented branch managers to build customer relationships and brand loyalty.
     Ms. Frank’s cash incentive payout for 2008 reflects her success in implementing an automated time reporting system and expense reimbursement policies and procedures, updating recruiting techniques and performance evaluation processes to identify and measure core competencies of staff to align with our strategic objectives, enhancing our training and monitoring programs to focus on our sales and service culture, and compliance with our policies and procedures.
     All Compensation Committee actions taken with respect to Mr. Alexander’s and the other Named Executive Officers’ compensation are reviewed by the full Board of Directors for their ratification. The Committee’s recommendations regarding Mr. Alexander’s and each of the other Named Executive Officer’s 2008 base salary were approved by the full Board of Directors in December 2007. The Committee’s approval of the annual cash incentive awards for Mr. Alexander and each of the other Named Executive Officers was ratified by the full Board of Directors in March, 2009.
     Broad-based benefits. We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, and restoration and other termination benefits, not generally available to all qualifying employees of the Company.
     The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2008:

•	a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;

•	an employee stock ownership plan;

•	medical coverage (all employees share between 20% to 30% of the cost, depending on their elections);

•	pre-tax health and dependent care spending accounts; and

•	group life insurance coverage (death benefit capped at $750,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).
     The Northfield Bank Employee Stock Ownership Plan (the “ESOP”) was established effective January 1, 2007. The ESOP allocates a certain number of shares of the Company’s common stock on an annual basis which are allocated among plan participants on the basis of eligible compensation in the year of allocation, subject to Internal Revenue Code limitations. All eligible employees, including Named Executive Officers, participate in the plan and received an allocation of common stock for 2008.
     Executive Benefits and Perquisites. In addition to the broad-based benefits described above, the specifically Named Executive Officers received the following fringe benefits and perquisites in 2008:
•	All Named Executive Officers may participate in a non-qualified deferred compensation plan. The plan provides restoration of benefits capped under Northfield Bank’s broad-based benefits due to Internal Revenue Code salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and cash incentive award deferrals;

•	Messrs. Klein, Doherty, and Widmer received a monthly automobile allowance of $725;

•	All Named Executive Officers pay for and are provided with reimbursement for long-term disability insurance coverage;

•	Messrs. Alexander, Klein, Doherty, and Widmer are reimbursed for appropriate spousal expenses for attendance at business events; and

•	Messrs. Alexander, Klein, Doherty, and Widmer are provided a cellular phone allowance of up to $100 per month for business usage.
     The Company incurs the expense of one country club membership and related expenses for Mr. Alexander. Mr. Alexander reimburses Northfield Bank for personal expenses pertaining to club usage. In lieu of a monthly automobile allowance, Mr. Alexander receives use of an automobile (including all operating expenses) leased by Northfield Bank for business and personal use. Personal use of the automobile is reported as taxable income to Mr. Alexander. In addition, Northfield Bank pays an annual premium on a whole-life insurance policy for the benefit of Mr. Alexander.
     The Compensation Committee reviews the other components of executive compensation (broad-based benefits and executive perquisites) on an annual basis. Changes to the level or types of broad-based benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
     Employment Agreements. In addition to the components of executive compensation described above, Messrs. Alexander, Klein, Doherty, and Widmer are each parties to employment agreements with Northfield Bank. See “Employment Agreements” for a description of these agreements and “Potential Payments to Named Executive

Officers” for information about potential payments to these individuals upon termination of their employment with Northfield Bank.
     The executive employment agreements are designed to give the Company the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Northfield Bank’s operations. In addition, the Compensation Committee believes that the employment agreements better align the interests of the executive with those of our stockholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for stockholders without causing undue personal financial conflicts.
     The Compensation Committee reviewed prevailing market practices, consulted with its independent compensation consultant on the competitiveness and reasonableness of the terms of the agreements, and negotiated the agreements with the assistance of outside counsel. The Compensation Committee believes such agreements are common and necessary to retain executive talent.
     The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee of the Board of Directors, and provide for salary and incentive cash compensation payments, as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. See “Employment Agreements” for further discussion.
     Exceptions to Usual Procedures. The Compensation Committee may recommend to the full Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. The Compensation Committee did not make any such recommendation related to our Named Executive Officers for 2008.
     The Committee will make off-cycle compensation decisions and recommendations whenever a current employee is promoted to executive officer status, or an executive officer is hired. The Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
     Committee Actions During 2008 Affecting 2009 Compensation, and Other Actions by the Committee. In December 2008, the Compensation Committee made a determination that our Named Executive Officers’ base salaries will remain unchanged in 2009, except for Mr. Widmer’s annual base salary, which was increased $10,000 to $230,000. The Compensation Committee made this determination based upon the Named Executive Officers’ current roles and responsibilities, and the Compensation Committee’s evaluation of current market practices and current economic conditions in the market place. The Compensation Committee also increased the monthly automobile allowance to $800 per month for Messrs. Klein, Doherty, and Widmer based primarily on the percentage increase in the Internal Revenue Service business mileage reimbursement rates from December 2007 to December 2008. In December of 2008, the Compensation Committee approved a 2009 cash incentive compensation plan, with a similar structure to our 2008 cash incentive compensation plan. The plan contains similar terms and conditions as our prior year plan with a “Corporate Goal” that can be earned based upon the Company achieving at least 90% of Board-approved budgeted net income (before income taxes), and “individual awards” that are based on the achievement of goals aligned with the Company’s strategic objectives.

     In December, 2008, the Company’s stockholders approved the Northfield Bancorp, Inc. 2008 Equity Incentive Plan. On January 30, 2009, the Compensation Committee of the Board of Directors of the Company approved, and the Board of Directors ratified, the granting of awards of restricted stock and stock options to the Named Executive Officers as follows:

	Number of Shares
	of Restricted Stock	Number of Options
John W. Alexander	168,000	421,250
Steven M. Klein	78,300	205,500
Kenneth J. Doherty	73,000	192,000
Michael W. Widmer	60,000	157,750
Madeline G. Frank	13,300	26,500
     All of the options vest in equal installments over a five-year period, commencing one year from the date of the grant and have an exercise price of $9.94 per share. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant.
Compensation Tables
     Summary Compensation Table. The following table sets forth for the three years ended December 31, 2008, certain information as to the total remuneration we paid to Mr. Alexander, who serves as Chairman of the Board, President and Chief Executive Officer, Mr. Klein, who serves as Executive Vice President and Chief Financial Officer, and the three most highly compensated executive officers of Northfield Bancorp, Inc. or Northfield Bank other than Messrs. Alexander and Klein. The “Stock awards”, “Option awards,” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns have been omitted from the Summary Compensation Table because no listed individual earned any compensation during the years ended December 31, 2008, 2007 or 2006 of a type required to be disclosed in those columns.

Summary Compensation Table
					Non-equity
					incentive plan	All other
					compensation	compensation
Name and principal position	Year	Salary ($)	Bonus ($)		($)	($)(1)	Total ($)
John W. Alexander,	2008	676,000	—		67,600	137,761	881,361
Chairman of the Board,	2007	750,000	—		75,000	165,896	990,896
President and Chief	2006	676,000	—		169,000	120,212	965,212
Executive Officer
Steven M. Klein, Executive	2008	300,000	—		31,250	48,384	379,634
Vice President and Chief	2007	300,000	—		30,000	54,620	384,620
Financial Officer	2006	206,700	20,670		72,345	28,388	328,103
Kenneth J. Doherty,	2008	280,000	—		29,750	45,853	355,603
Executive Vice President	2007	280,000	—		28,000	52,276	360,276
and Chief Lending Officer	2006	212,000	—		69,960	29,550	311,510
Michael J. Widmer,	2008	220,000	—		23,375	40,141	283,516
Executive Vice President,	2007	220,000	—		22,000	43,642	285,642
Operations	2006	176,200	100,000	(2)	137,670 (2)	27,749	441,619
Madeline G. Frank, Senior	2008	170,000	—		17,000	23,280	210,280
Vice President and	2007	170,000	—		17,000	27,824	214,824
Corporate Secretary	2006	156,000	—		39,000	16,181	211,181

(1)	The individuals listed in this table participate in certain medical and dental coverage plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The amount shown for each individual for the year ended December 31, 2008, includes our direct out-of-pocket costs (reduced for Mr. Alexander, in the case of the figures shown for automobiles, by the amount that we would otherwise have paid in cash reimbursements during the year for business use) for the following items:

	Mr. Alexander	Mr. Klein	Mr. Doherty	Mr. Widmer	Ms. Frank
Employer contributions to qualified and non-qualified deferred compensation plans (including 401(k), ESOP and non-qualified deferred compensation plans)	$75,499	$33,970	$31,761	$26,886	$20,580
Life insurance premiums	38,900	2,592	3,240	1,900	2,203
Long-term disability	2,180	968	903	710	497
Automobile	7,935	8,700	8,700	8,700	—
Club dues	10,433	—	—	—	—
Travel expense for spouse to accompany on business travel	1,614	954	489	745	—
Reimbursement for business cell phone and data usage	1,200	1,200	760	1,200	—

Total	$137,761	$48,384	$45,853	$40,141	$23,280

(2)	Mr. Widmer and Northfield Bank entered into an employment agreement on December 31, 2002 in connection with Northfield Bancorp, Inc.’s acquisition of Liberty Bancorp, Inc. and Liberty Bank. The agreement expired on December 31, 2006. The agreement provided for a fixed bonus of $100,000 for the year ended December 31, 2006, and a performance bonus of $76,000 for the year ended December 31, 2006, if the return on average assets of the acquired assets of Liberty Bancorp, Inc., as defined in the agreement, was equal to or exceeded 0.50% in 2006. The performance target was reviewed by the Chief Executive Officer in January 2007 and it was determined that the performance target was achieved. Payment of $176,000 was made in January 2007. Bonus payments made to Mr. Widmer under his 2002 employment agreement did not affect his ability to earn either a base award or individual award under our 2006 cash incentive plan.
     Plan-Based Awards. As further discussed in “Compensation Discussion and Analysis—Assembling the Components of Compensation,” the Company maintained a plan-based cash incentive award program for its Named Executive Officers for the year ended December 31, 2008. In addition, the Company’s stockholders approved the 2008 Equity Incentive Plan on December 17, 2008. As of December 31, 2008, no awards had been granted under this plan and therefore “Outstanding Equity Awards at Fiscal Year-End” and “Option Exercises and Stock Vested” tables are not presented.
     The following table sets forth for the year ended December 31, 2008, certain information as to grants of plan-based cash awards.

Grants Of Plan-Based Awards For The Year Ended December 31, 2008
		Estimated future payouts under non-equity incentive
		plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
John W. Alexander	12/5/07	33,800	67,600	101,400
Steven M. Klein	12/5/07	15,000	30,000	45,000
Kenneth J. Doherty	12/5/07	14,000	28,000	42,000
Michael J. Widmer	12/5/07	11,000	22,000	33,000
Madeline G. Frank	12/5/07	8,500	17,000	25,500
     Nonqualified Deferred Compensation Plan. Northfield Bank maintains a non-qualified deferred compensation plan to provide for the elective deferral of non-employee director fees by participating members of the Board of Directors, and the elective deferral of compensation and/or performance-based compensation payable to eligible employees of Northfield Bancorp, MHC and Northfield Bank. A designated amount of director fees, compensation and/or performance based compensation may be deferred until one of the specified events in the plan occurs, which permits all or part of the monies so deferred, together with earnings, to be distributed to participants or their beneficiaries. In addition, the plan provides eligible employees of Northfield Bank with supplemental retirement income from Northfield Bank when such amounts are not payable under the contribution formula of the

Northfield Bank 401(k) Savings Plan (the “401(k) Savings Plan”), due to reductions and other limitations imposed under the Internal Revenue Code.
     Members of the Board of Trustees of Northfield Bancorp, MHC and the Boards of Directors of Northfield Bancorp, Inc. or Northfield Bank, and certain employees are eligible to participate in the plan. Eligible trustees, directors or employees become participants upon agreeing in a written enrollment agreement to defer any portion of their trustee fees, director fees, compensation, and/or performance-based compensation. Each participant may request that his or her deferred compensation account be deemed to be invested in any one or more of the investment options deemed available by Northfield Bancorp, MHC, or Northfield Bank, in their sole discretion. A participant may request a change to his or her investment allocation deemed available under the plan up to two times per year. In the event any participant fails to direct the investment of his or her deferred compensation account, or to the extent the employer chooses not to honor the participant’s request, the deferred compensation account will be deemed to bear interest at the rate prevailing for 30-year United States Treasury Bonds.
     With respect to amounts of deferred trustee or director fees, deferred compensation or performance-based compensation, distributions will be made under the plan in the event of the participant’s retirement, death, termination due to disability, separation from service prior to the participant’s retirement date, upon the establishment of an unforeseeable emergency, upon a change in control, or upon the attainment of a specific date of distribution, in a single lump sum or in up to 15 annual installment payments, as designated by the participant in his or her enrollment agreement. In the case of an unforeseeable emergency, the amounts distributed will not exceed the amounts necessary to satisfy the emergency plus an amount necessary to pay any taxes owed on the distribution. In the event the participant fails to designate a payment schedule on his enrollment agreement or if the entire balance credited to the participant’s account is less than $10,000, payment will be made in a single lump sum. In the event a participant dies before receiving the full amount of his benefit, the remaining amounts will be paid to the participant’s designated beneficiary according to the participant’s form of election or, if there is no designated beneficiary at the time of the participant’s death, to the participant’s estate in a single lump sum. Distributions to certain “specified employees” on account of their separation from service may be delayed for six months if necessary to comply with Internal Revenue Code Section 409A.
     In addition, the non-qualified deferred compensation plan provides for benefits which supplement those paid under the 401(k) Savings Plan in the event of normal, early or postponed retirement, death or termination of service. Such benefits will be equal to the sum of: (i) the maximum amount of employer matching contributions provided to a participant each calendar year, assuming a participant’s maximum contributions, reduced by the amount of employer matching contributions made for the participant under the 401(k) Savings Plan for such year, adjusted by gains and losses; (ii) commencing January 1, 2000, the amount of employer matching contributions not credited to a participant’s 401(k) Savings Plan account as a result of an employer error, adjusted by gains and losses, if any; and (iii) the maximum amount of discretionary employer contributions that would be provided to a participant under the 401(k) Savings Plan, assuming an allocation without taking into account the limitations imposed by the Internal Revenue Code, reduced by the amount of discretionary employer contributions actually made to a participant under the 401(k) Savings Plan for each such year, adjusted by gains and losses, if any. Benefits payable under this plan that supplement matching contributions under the 401(k) Savings Plan will be aggregated with benefits payable under the Supplemental ESOP (described below). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of the Internal Revenue Code.
     The non-qualified deferred compensation plan is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of Northfield Bank and Northfield Bancorp, MHC, and are subject to the claims of Northfield Bank’s or Northfield Bancorp, MHC’s creditors.
     Supplemental Employee Stock Ownership Plan. The Northfield Bank Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”) is a benefit restoration plan that provides additional cash benefits at retirement or other termination of employment (or upon a change in control) to participants who are key employees, who are approved by the Compensation Committee and whose benefits under the tax-qualified ESOP, described below, are limited by tax law limitations applicable to tax-qualified plans. Messrs. Alexander, Klein, and Doherty are the current participants in this plan. The Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (expressed in dollars) between (a) the number of shares of common stock of Northfield Bancorp, Inc. that would have been allocated to the participant’s account in the employee stock ownership plan, but for the tax law limitations, plus earnings thereon, and (b) the actual number of shares allocated to the participant’s account in the employee stock ownership plan plus earnings thereon. In each case, the number of shares will be multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to make investment recommendations for the annual amount credited to his or her account among a broadly diversified group of mutual funds selected for investment by a committee appointed by Northfield Bank’s Board of Directors to administer the Supplemental ESOP. Northfield Bank has established a rabbi trust to hold assets attributable to the Supplemental ESOP to informally fund its benefit obligation. Northfield Bank, at its discretion, may account for the Supplemental ESOP solely as bookkeeping entries. Whether or not a rabbi trust is established, the participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account. Benefits distributed to participants from the Supplemental ESOP will be aggregated with benefits payable under the matching contributions portion of the Nonqualified Deferred Compensation Plan (described above). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of Internal Revenue Code.
     The following table sets forth certain information with respect to our nonqualified deferred compensation plans at and for the year ended December 31, 2008.

Nonqualified Deferred Compensation At And For The Year Ended December 31, 2008
	Executive	Registrant	Aggregate
	contributions in	contributions in	earnings (losses) in	Aggregate	Aggregate balance
	last fiscal year ($)	last fiscal year ($)	last fiscal year ($)	withdrawals/	at last fiscal year
Name	(1)	(1)	(2)	distributions ($)	end ($) (3)
John W. Alexander	89,998	47,712	(649,967)	—	1,031,312
Steven M. Klein	2,100	9,632	(45,131)	—	73,464
Kenneth J. Doherty	26,000	3,974	(76,435)	—	99,423
Michael J. Widmer	338	—	(18,353)	—	37,753
Madeline G. Frank	2,550	—	(32,136)	—	41,268

(1)	Contributions included in the “Executive contributions in last fiscal year” and the “Registrant contributions in last fiscal year” columns are included as compensation for the listed individuals in the Summary Compensation Table.

(2)	Amounts included in the “Aggregate earnings in last fiscal year” are not included as compensation for the listed individuals in the Summary Compensation Table as such earnings are not preferential or “above market.”

(3)	Amounts included in the “Aggregate balance at last fiscal year end” previously were reported as compensation for the listed individuals except to the extent that such balances reflect earnings that were not preferential or “above market.”
Short- and Long-Term Disability
     Named Executive Officers and certain other members of senior management at Northfield Bank will be paid their full salary for the duration of any period of short-term disability, up to 26 weeks. Senior management receives this benefit in lieu of the ability to “bank” paid time off for future use, which is only available to employees of Northfield Bank who are not senior management. With respect to long-term disability, senior management employees are required to purchase long-term disability coverage and Northfield Bank provides such persons a bonus payment in recognition of their payment of such coverage. The amount of the bonus is in the sole discretion of Northfield Bank.
Life Insurance Coverage
     Employees of Northfield Bank receive life insurance coverage of up to three times salary, if hired before January 1, 2003, and up to two times salary, if hired on or after January 1, 2003. Such life insurance coverage is generally capped at $500,000. However, in the case of senior management, such life insurance coverage is capped at $750,000.

401(k) Savings Plan
     Northfield Bank maintains the 401(k) Savings Plan, which is a tax-qualified defined contribution plan with a salary deferral feature under Section 401(k) of the Internal Revenue Code. Salaried employees, who have completed at least one year of eligibility service, as defined in the plan, are eligible to participate in the plan. Employees who are paid on an hourly basis, employees who are paid exclusively on a commission basis, leased employees or employees covered by a collective bargaining agreement are not eligible to participate in the 401(k) Savings Plan. Eligible employees may contribute from 2% to 15% of their base salary to the 401(k) Savings Plan on a pre-tax basis each year, subject to the limitations of the Internal Revenue Code (for 2008, the limit was $15,500, exclusive of any catch-up contributions). Employees who have been making before-tax contributions for less than 36 months will receive an employer matching contribution equal to 25% of the first 6% of before-tax base salary contributions. Employees who have participated for 36 or more months will receive an employer matching contribution equal to 50% of their first 6% of before-tax base salary contributions. In addition, we may make discretionary employer contributions on behalf of eligible employees.
     The 401(k) Savings Plan permits employees to invest in common stock of Northfield Bancorp, Inc.
Employee Stock Ownership Plan and Trust
     We maintain the ESOP to promote employee ownership of the Company’s common stock. At the ESOP’s inception, the ESOP trust borrowed funds from Northfield Bancorp, Inc. and used those funds to purchase 1,756,279 shares of common stock of Northfield Bancorp, Inc. The collateral for the loan is the common stock purchased by the ESOP. The loan will be repaid principally from discretionary contributions made by Northfield Bank to the ESOP over a period of up to 30 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate on the loan equals the prime interest rate as of closing of the stock offering, and adjusts annually at the beginning of each calendar year. Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid on the basis of compensation in the year of allocation, subject to Internal Revenue Code limitations. Benefits under the plan vest at the rate of 20% per year of credited service beginning in the second year of credited service so that a participant with six years of credited service will become fully vested. Credit is given for vesting purposes to participants for years of service with Northfield Bank prior to the adoption of the plan. Credit is also given to those employees who were employed at Liberty Bank at the time of its acquisition by Northfield Bank for their years of service at Liberty Bank. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s normal retirement, death, disability, or upon a change in control (as defined in the plan). In the event of a change in control, the ESOP will terminate, loan amounts outstanding will be repaid, and remaining shares will fully vest.
Pension Benefits
     None of the individuals listed in the Summary Compensation Table had accumulated pension benefits either at or during the year ended December 31, 2008.
Employment Agreements
     Northfield Bank has entered into employment agreements with each of Messrs. Alexander, Klein, Doherty, and Widmer. Northfield Bancorp, Inc. is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements has an initial term of three years. Each year, on the anniversary date of these agreements, the employment agreements renew for an additional year so that the remaining term will be three years unless notice of nonrenewal is provided to the executive prior to such anniversary date. The Compensation Committee of the Board of Directors conducts an annual performance evaluation of each executive for purposes of determining whether to renew the employment agreement. The Compensation Committee also evaluates the terms and conditions of the agreements prior to renewal, in consultation with an independent third party compensation consultant, to determine that such terms and conditions are competitive with the market for the designated positions.

     Under the employment agreements, base salaries for Messrs. Alexander, Klein, Doherty, and Widmer on December 31, 2008, were $676,000, $300,000, $280,000, and $220,000, respectively. In addition to base salary, each agreement provides for, among other things, participation in cash incentive programs and other employee retirement benefit and fringe benefit plans applicable to executive employees. Northfield Bank also will pay or reimburse each executive for all reasonable business expenses incurred by the executive in the performance of his obligations. In addition, Northfield Bank will provide Mr. Alexander with a life insurance policy, pay or reimburse Mr. Alexander for the annual dues associated with his membership in a country club, and pay directly or reimburse Mr. Alexander for the expense of leasing an automobile and reasonable expenses associated with the use of such automobile. Each employment agreement may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.
     Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than “just cause” (as defined in the employment agreements), “disability” (as defined in the employment agreements), or death, or in the event the executive resigns during the term of the agreement following:
(i)	the failure to elect or reelect or to appoint or reappoint the executive to his executive position, and in the case of Mr. Alexander, the failure to nominate or re-nominate him as a director of Northfield Bank or Northfield Bancorp, Inc.;

(ii)	a material change in the nature or scope of the executive’s authority that would cause the executive’s position to become one of lesser importance;

(iii)	a relocation of the executive’s principal place of employment by more than 30 miles from designated areas;

(iv)	a material reduction in the benefits and perquisites of executive, other than a reduction in pay or benefits of all Northfield Bank employees;

(v)	the liquidation or dissolution of Northfield Bank or Northfield Bancorp, Inc. that would affect the status of the executive; or

(vi)	a material breach of the employment agreement by Northfield Bank, the executive would be entitled to a lump sum cash severance payment and the continuation of certain welfare benefits for a period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.”
     In the event an executive resigns in connection with or following a “change in control” (as defined in the employment agreement), the executive would also be entitled to a lump sum cash severance payment and the continuation of certain welfare benefits, including health and life insurance benefits for a period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Payments will be made in a lump sum within 30 days after the date of termination, or, if necessary to avoid penalties under Section 409A of the Internal Revenue Code, no later than the first day of the seventh month following the date of termination. In addition, the executive and his family would be entitled, at no expense to the executive, to the continuation of life, medical, dental and disability coverage for 36 months following the date of termination. If such benefits cannot be provided, a lump sum cash payment for the value of such benefits will be made to the executive.
     Notwithstanding the foregoing, in the event payments to the executive would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements would be reduced in order to avoid such a result.
     In the event Mr. Alexander becomes disabled, his obligation to perform services under the employment agreement will terminate and he will receive the benefits provided under any disability program sponsored by

Northfield Bancorp, Inc. or Northfield Bank. To the extent disability benefits for Mr. Alexander are less than his base salary on the effective date of his termination of employment, and less than 66 2/3% of his base salary after the first year following termination, he will receive a supplemental disability benefit equal to the difference between the benefits provided under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank and his base salary for one year following the date of termination, and 66 2/3% of his base salary after the first year following termination, until the earliest to occur of his death, recovery of disability or the date he attains age 65. If disability payments to Mr. Alexander are not taxable to him for federal income tax purposes, such amounts shall be tax adjusted assuming a combined federal, state and city tax rate of 38%, for purposes of determining the reduction in payments under the agreement, to reflect the tax-free nature of the disability payments. In addition, Mr. Alexander and his dependents will continue to be covered, at no cost to them, under all benefit plans, including retirement plans, life insurance plans and non-taxable medical and dental plans in which they participated prior to the occurrence of his disability, until the earliest of his recovery from disability or attaining age 65.
     The employment agreements for Messrs. Klein, Doherty, and Widmer provide that in the event of the executive’s disability, the executive’s obligation to perform services under the employment agreement will terminate, and the executive will continue to receive his then current base salary for one year. Such payment will be reduced by the amount of any short- or long-term disability benefits payable under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. If disability payments to Messrs. Klein, Doherty, or Widmer are not subject to federal income tax, then amounts payable to the executives under the employment agreements shall be tax adjusted in a manner similar to payments to Mr. Alexander. In addition, the executive and his dependents will continue to be provided with certain medical, dental and other health benefits on the same terms as those provided prior to the executive’s termination for a period of one year.
     In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year and will receive continued medical, dental, and other health benefits for one year on the same terms as those provided prior to the executive’s death. Upon retirement at age 65 or such later date determined by the Board of Directors, the executive will receive only those benefits to which he is entitled under any retirement plan of Northfield Bank to which he is a party.
     Upon termination of the executive’s employment other than in connection with a change in control or for cause, the executive agrees not to compete with Northfield Bank for a period of two years in any city, town or county in which the executive’s normal business office is located and Northfield Bank has an office or has filed an application for regulatory approval to establish an office.

Potential Payments to Named Executive Officers
     The following table sets forth estimates of the amounts that would be payable to the listed individuals, under their employment agreements, in the event of their termination of employment on December 31, 2008, under designated circumstances. The table does not include vested or accrued benefits under qualified and non-qualified benefit plans or qualified or non-qualified deferred compensation plans that are disclosed elsewhere in this proxy statement. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If an executive officer is terminated for “just cause” as defined in the employment agreement, the Company has no contractual payment or other obligations under the employment agreement.

	Mr.	Mr.	Mr.	Mr.
	Alexander	Klein	Doherty	Widmer
Disability
Salary continuation (1)	$1,256,243	$140,643	$130,320	$99,352
Medical, dental and other health benefits (2)	139,612	12,801	12,801	12,801
Life insurance (3)	220,988	—	—	—

Total	$1,616,843	$153,444	$143,121	$112,153

Death
Salary (lump-sum payment) (4)	$676,000	$300,000	$280,000	$220,000
Medical, dental and other health benefits (4)	13,441	12,801	12,801	12,801

Total	$689,441	$312,801	$292,801	$232,801

Discharge Without Cause or Resignation With Good Reason — no Change in Control (5)
Salary (lump sum)	$2,028,000	$900,000	$840,000	$660,000
Bonus (lump sum)	406,500	172,394	148,605	125,220
Retirement contributions (lump sum)	226,497	56,964	95,283	79,899
Medical, dental and other health benefits (6)	62,740	59,752	59,752	59,752
Life insurance contributions (7)	210,377	8,186	10,232	6,275

Total	$2,934,114	$1,197,296	$1,153,872	$931,146

Discharge Without Cause or Resignation With Good Reason — Change in Control Related (8)
Salary (lump sum)	$2,028,000	$900,000	$840,000	$660,000
Bonus (lump sum)	507,000	279,045	209,880	185,010
Retirement contributions (lump sum)	226,497	56,964	95,283	79,899
Medical, dental and other health benefits	62,740	59,752	59,752	59,752
Life insurance contributions	210,377	8,186	10,232	6,275

Total	$3,034,614	$1,303,947	$1,215,147	$990,936

(1)	In the case of disability, Mr. Alexander’s employment agreement provides for supplemental salary continuation until the earlier of: recovery from such disability, attaining age 65, or death. The reported figure assumes salary continuation until Mr. Alexander attains the age of 65. Mr. Klein, Mr. Doherty and Mr. Widmer receive salary continuation benefits for one-year following such disability. The employment agreement provides the executive with his base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. Mr. Alexander’s employment agreement provides for second-year benefits and benefits for every year thereafter, equal to 66 2/3% of his base salary. Such amounts due under the employment agreements are reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans on a tax-equivalent basis (assuming a 38% tax rate), if such short-term or long-term disability benefits are excludable for federal income tax purposes. Supplemental salary continuation benefits have been discounted at an annual compounding rate of 2.75% for Mr. Alexander. The figures presented for Mr. Klein, Mr. Doherty, and Mr. Widmer are presented without discount.

(2)	Mr. Alexander’s employment agreement provides for medical, dental, and other health benefits to him and his family, at no cost to him, until Mr. Alexander recovers from such disability, or Mr. Alexander attains the age of 65. Mr. Klein’s, Mr. Doherty’s, and Mr. Widmer’s employment agreements provide for one year of medical, dental, and other health benefits on the same terms, including cost sharing by the executive, as provided to the executive prior to his disability. The reported figure for Mr. Alexander reflects the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we use in measuring our liability for such benefits for financial statement purposes under Statement of Financial Accounting Standards No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions” (“SFAS 106”). For purposes of this presentation, the estimated future costs were discounted at a 2.75% annual compounding rate. The figures presented for Mr. Klein, Mr. Doherty and Mr. Widmer are presented without discount.

(3)	Mr. Alexander’s employment agreement provides for life insurance continuation benefits. Mr. Alexander receives an annual reimbursement for a whole-life policy premium through 2014 in the amount of $35,660. In addition, the employment agreement provides for the continuation of group life insurance for Mr. Alexander until the earlier of: recovering from such disability or Mr. Alexander attaining the age of 65. The reported figure in the table assumes that group term life insurance benefits will continue until Mr. Alexander attains the age of 65, with an assumed annual cost increase of 4% and a present value discount rate of 2.75% annual compounding rate. The agreement in effect for Mr. Alexander provides for salary continuation at his base salary for the first year after such disability and 66 2/3% of his base salary after the first year. Such payments continue until Mr. Alexander’s death, recovery from such disability, or the date he attains age 65. The figures shown assume any amounts owed to Mr. Alexander will be reduced by applicable short-term and long-term disability payments received from insurance carriers without discount for present value. Mr. Klein, Mr. Doherty, and Mr. Widmer are provided a salary continuation for the first year after such disability. The figures shown assume any amounts owed will be reduced by applicable short-term and long-term disability payments received from insurance carriers without discount for present value.

(4)	Each of the employment agreements provides for a lump-sum death benefit equal to one-year of base salary for each executive. The employment agreements also provide for the continuation of medical, dental, and other health benefits to the executive’s family for a period of one-year at the same terms and cost to the executive immediately prior to his death.

(5)	Each of the agreements provides for the lump-sum payment of: three times base salary; three times the average annual bonus/and or incentive award for three years prior to the year of termination; and the retirement contributions or payments that we would have made on the executive’s behalf, as if the executive had continued his employment for a 36-month period, based on contributions or payments made (on an annualized basis) at the date of termination.

(6)	Each agreement provides for medical, dental, and other health benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. The reported figures reflect the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we used in measuring our liability for such benefits for financial statement purposes under SFAS 106. For purposes of this presentation, the estimated future costs were discounted at a 2.75% annual compounding rate.

(7)	Each agreement provides for life insurance benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. Mr. Alexander receives an annual reimbursement of $35,660 for a whole-life insurance policy. Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer also participate in our group life insurance plan. The reported figures in the table assume that the reimbursement to Mr. Alexander for his whole-life insurance policy will continue for a period of three years. The reported figures also include the estimated costs of group term life insurance benefits for Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer for a three year period with an assumed annual cost increase of 4% and a present value discount rate of 2.75% compounded annually.

(8)	Under each of the agreements, amounts payable under a change in control are identical to those payable for “Discharge Without Cause or Resignation With Good Reason — no Change in Control” except that: (i) payments pertaining to bonus and/or incentive awards are based upon the highest annual bonus and/or incentive award earned in any of the three years preceding the year in which the termination occurs and (ii) each of the agreements limits the total payments to an executive to an amount that is one dollar less than three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code. The amounts presented in the table have not been reduced to reflect any cut-back required to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

AUDIT-RELATED MATTERS
Audit Committee Report
     The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:
•	monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

•	monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;

•	facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and

•	maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.
     In carrying out these responsibilities, the Audit Committee, among other things:
•	monitors the preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its external auditors, including: reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the external auditors; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, and review of the Company’s internal auditing program.
     The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer, the Company’s general counsel, and Securities and Exchange Commission counsel.
     As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2008, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee’s review included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent registered public accountants matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP to the Committee pursuant to the Public Company Accounting Oversight Board (PCAOB) rules.
     In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.
     Taking all of these reviews and discussions into account, the Committee members recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

     Members of the Audit Committee are: Patrick E. Scura, Jr., who serves as Chairman; Annette Catino; Gil Chapman; and Susan Lamberti.
Policy for Approval of Audit and Permitted Non-audit Services
     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expediency is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
     All audit, audit-related, and tax fees and all other fees described below were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above. The Audit Committee concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Auditor Fees and Services
     The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for 2008 and 2007, together with fees for audit-related services and tax services rendered by KPMG LLP during 2008 and 2007.
     The aggregate fees included in the Audit Fees category were fees billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended	Year Ended
	December 31,	December 31,
	2008	2007
Audit Fees	$360,000	$285,000
Audit-Related Fees	—	321,000
Tax Fees	107,652	80,299
All Other Fees	—	—
     Audit Fees. Audit fees of $360,000 for the year ended December 31, 2008, and $285,000 for the year ended December 31, 2007, were for professional services rendered for the audits of our consolidated financial statements, review of quarterly financial information (for only the third and fourth quarters as it relates to calendar 2007), and the internal control attestations required under the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation regulations for the year ended December 31, 2008 and for the Federal Deposit Insurance Corporation regulations only for the year ended December 31, 2007.
     Audit-Related Fees. No Audit Related Fees were incurred for 2008. Audit-related fees of $321,000 for the year ended December 31, 2007, were primarily for services rendered in connection with our registration statement filed for our initial stock offering. Such fees for 2007 were reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.
     Tax Fees. Tax fees of $107,652 for the year ended December 31, 2008, and $80,299 for the year ended December 31, 2007, were for services related to tax compliance and consultation. Tax fees for 2008 included compliance services related to our initial stock offering resulting in the filing of additional tax returns.
     All Other Fees. No other fees were incurred during the years ended December 31, 2008 and 2007.

PROPOSAL I — ELECTION OF DIRECTORS
     Our Board of Directors currently consists of ten members. Our Bylaws provide that our Board of Directors shall be divided into three classes, and one class of directors is to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Annual Meeting and will serve until their successors have been elected and qualified. Mr. Applebaum has attained mandatory retirement age, as defined in the Bylaws of the Company and Northfield Bank, and will not serve past this Annual Meeting of Stockholders. The Bylaws of the Company and Northfield Bank have been amended to provide, effective at the Annual Meeting, that the Boards of Directors shall each consist of nine members.
     The Nominating and Corporate Governance Committee has nominated Susan Lamberti, Albert J. Regen, and Patrick E. Scura, Jr. to serve as directors for three-year terms. Each of the nominees is currently a member of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors Unanimously recommends a vote “FOR” each of the persons nominated for election as directors.
     The table below sets forth certain information regarding the composition of our Board of Directors as of April 20, 2009, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

					Shares of
		Positions			Common Stock
		Held in Northfield	Director	Current Term	Beneficially		Percent
Name (1)	Age (1)	Bancorp, Inc.	Since (2)	to Expire	Owned (3)		of Class
	NOMINEES
Susan Lamberti	67	Director	2001	2009	57,750	(4)	*
Albert J. Regen	71	Director	1990	2009	78,240	(5)	*
Patrick E. Scura, Jr.	64	Director	2006	2009	60,250	(6)	*

	DIRECTORS CONTINUING IN OFFICE

John W. Alexander	59	Chairman of the Board, President and Chief Executive Officer	1997	2011	288,097	(7)	*
Annette Catino	52	Director	2003	2011	69,621	(8)	*
John P. Connors, Jr.	52	Director	2002	2011	43,285	(9)	*
John R. Bowen	68	Director	2003	2010	43,245	(10)	*
Gil Chapman	55	Director	2005	2010	47,750	(11)	*
John J. DePierro	68	Director	1984	2010	37,142	(12)	*

	DIRECTORS NOT CONTINUING IN OFFICE

Stanley A. Applebaum	75	Director	1982	2009	60,250	(13)	*

	EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kenneth J. Doherty	51	Executive Vice President, Chief Lending Officer	N/A	N/A	125,169	(14)	*
Madeline G. Frank	64	Senior Vice President, Corporate Secretary	N/A	N/A	43,321	(15)	*
Steven M. Klein	43	Executive Vice President, Chief Financial Officer	N/A	N/A	117,340	(16)	*
Michael J. Widmer	49	Executive Vice President, Operations	N/A	N/A	99,694	(17)	*

*	Less than 1%.

(1)	The mailing address for each person listed is 1410 St. Georges Avenue, Avenel, New Jersey 07001. Age is as of March 31, 2009.

(2)	Reflects initial appointment to the Board of Directors of Northfield Bank for Directors elected prior to 2003. Each director of Northfield Bancorp, Inc. is also a trustee of Northfield Bancorp, MHC, which owns the majority of the issued and outstanding shares of common stock.

(3)	See definition of “beneficial ownership” in the table “Voting Securities and Principal Holders Thereof.”

(4)	Includes shares held jointly with Ms. Lamberti’s spouse. Also includes 27,750 shares of unvested restricted stock awards over which Ms. Lamberti has voting control.

(5)	Includes 12,200 shares held jointly with Mr. Regen’s spouse and 14,682 shares held by Mr. Regen’s spouse. Also includes 27,750 shares of unvested restricted stock awards over which Mr. Regen has voting control.

(6)	Includes 7,500 shares held in Mr. Scura’s IRA account. Also includes 27,750 shares of unvested restricted stock awards over which Mr. Scura has voting control.

(7)	Includes 9,130 shares held jointly with Mr. Alexander’s spouse, 18,625 shares held in Mr. Alexander’s IRA accounts, 53,445 shares held by Mr. Alexander’s spouse, 9,905 shares held in Northfield Bank’s 401(k) Plan, and 3,992.150 shares allocated to Mr. Alexander under Northfield Bank’s ESOP. Also includes 168,000 shares of unvested restricted stock awards over which Mr. Alexander has voting control.

(8)	Includes 34,771 shares held jointly with Ms. Catino’s spouse, 7,000 shares held in Ms. Catino’s IRA account, and 100 shares held in Ms. Catino’s SEP account. Also includes 27,750 shares of unvested restricted stock awards over which Ms. Catino has voting control.

(9)	Includes 9,897 shares held in Mr. Connors’ IRA accounts, 1,738 shares held jointly with Mr. Connors’ spouse, and 600 shares held by Mr. Connors’ spouse. Also includes 27,750 shares of unvested restricted stock awards over which Mr. Connors has voting control.

(10)	Includes 5,667 shares held in Mr. Bowen’s IRA account, 3,673 shares held by Mr. Bowen’s spouse, and 6,155 shares held in Northfield Bancorp Inc.’s 401(k) Plan. Also includes 27,750 shares of unvested restricted stock awards over which Mr. Bowen has voting control.

(11)	Includes shares held jointly with Mr. Chapman’s spouse. Also includes 27,750 shares of unvested restricted stock awards over which Mr. Chapman has voting control.

(12)	Includes 5,392 shares held jointly with Mr. DePierro’s spouse. Also includes 27,750 shares of unvested restricted stock awards over which Mr. DePierro has voting control.

(13)	Includes 10,000 shares held in Mr. Applebaum’s IRA account, 15,000 shares held jointly with Mr. Applebaum’s spouse, and 7,500 shares held by Mr. Applebaum’s spouse. Also includes 27,750 shares of unvested restricted stock awards over which Mr. Applebaum has voting control.

(14)	Includes 18,366 shares held jointly with Mr. Doherty’s spouse, 1,549 shares held as custodian for Mr. Doherty’s child, 3,368 shares held by Mr. Doherty’s spouse, 24,894 shares held in Northfield Bank’s 401(k) Plan, and 3,992.150 shares allocated to Mr. Doherty under Northfield Bank’s ESOP. Also includes 73,000 shares of unvested restricted stock awards over which Mr. Doherty has voting control.

(15)	Includes 2,050 shares held by Ms. Frank’s child, 14,981 shares held in Northfield Bank’s 401(k) Plan, and 2,989.538 shares allocated to Ms. Frank under Northfield Bank’s ESOP. Also includes 13,300 shares of unvested restricted stock awards over which Ms. Frank has voting control.

(16)	Includes 24,753 shares held in Northfield Bank’s 401(k) Plan and 3,992.150 shares allocated to Mr. Klein under Northfield Bank’s ESOP. Also includes 78,300 shares of unvested restricted stock awards over which Mr. Klein has voting control.

(17)	Includes 10,000 shares held jointly with Mr. Widmer’s spouse, 6,700 shares held by Mr. Widmer’s spouse, 4,203 shares held in Mr. Widmer’s IRA account, 14,922 shares held in Northfield Bank’s 401(k) Plan, and 3,868.811 shares allocated to Mr. Widmer under Northfield Bank’s ESOP. Also includes 60,000 shares of unvested restricted stock awards over which Mr. Widmer has voting control.
     The business experience for the past five years of each of our directors is set forth below. Unless otherwise indicated, directors have held their positions for the past five years.
     John W. Alexander joined Northfield Bank in 1997, and has served as Chairman of the Board and Chief Executive Officer since 1998 and Chairman of the Board of Northfield Bancorp, Inc. since 2002. Mr. Alexander was also named President of Northfield Bank and Northfield Bancorp, Inc. in October 2006. Prior to joining Northfield Bank, Mr. Alexander was a tax partner with Price Waterhouse LLP, specializing in financial institutions.
     Stanley A. Applebaum has been a practicing attorney in the State of New York for over 48 years. Mr. Applebaum is admitted to practice in the state and federal courts of the State of New York and the Supreme Court of the United States.
     John R. Bowen served as the Chairman, President and Chief Executive Officer of Liberty Bancorp, Inc. and Liberty Bank, located in Avenel, New Jersey, from 1995 until they were acquired by Northfield Bancorp, Inc. and Northfield Bank, respectively, in 2002.
     Annette Catino has served as President and Chief Executive Officer of QualCare, Inc., Piscataway, New Jersey, a managed care organization, since 1991. Ms. Catino is a Director of Middlesex Water Company, whose stock is traded on the Nasdaq Global Select Market, and served as a Director of Liberty Bancorp, Inc. and Liberty Bank until they were acquired by Northfield Bancorp, Inc. and Northfield Bank, respectively, in 2002.
     Gil Chapman was President and owner of Island Ford, Inc., an automobile dealership located in Staten Island, New York from 1986 until his retirement in 2009. Prior to 1986, Mr. Chapman held key management and sales positions at the New Jersey Sports and Exposition Authority (Sports Authority) in East Rutherford, New Jersey.
     John P. Connors, Jr. is the managing partner of the law firm of Connors & Connors, P.C., located in Staten Island, New York. Mr. Connors is admitted to practice in the state and federal courts of the States of New York and New Jersey and the District of Columbia.
     John J. DePierro is an independent consultant to health care institutions, health care systems, and related organizations. Prior to 2001, Mr. DePierro was the Chief Executive Officer of Sisters of Charity Health Care Systems (St. Vincent’s Catholic Medical Center).
     Susan Lamberti was an educator with the New York City public schools for over 30 years until her retirement in 2002.
     Albert J. Regen served as the President of Northfield Bank from 1990 until his retirement in September 2006.
     Patrick E. Scura, Jr. was an audit partner at KPMG LLP from 1978 until his retirement in 2005. Mr. Scura was a member of KPMG LLP’s New Jersey community banking practice, and has over 30 years experience auditing financial institutions. He is a licensed certified public accountant in the States of New York and New Jersey.
Executive Officers who are not Directors
     The business experience for the past five years of each of our executive officers other than Mr. Alexander is set forth below. Unless otherwise indicated, executive officers have held their positions for the past five years.

     Kenneth J. Doherty joined Northfield Bank in 1988, and currently serves as Executive Vice President and Chief Lending Officer.
     Madeline G. Frank joined Northfield Bank in 1983 and has served as Director of Human Resources of Northfield Bank since that time. Ms. Frank also serves as Corporate Secretary for Northfield Bancorp, Inc. and Northfield Bank.
     Steven M. Klein joined Northfield Bancorp, Inc. and Northfield Bank in March 2005 as Executive Vice President and Chief Financial Officer. Mr. Klein was an audit partner in the community banking practice of KPMG LLP from September 2003 to March 2005, and was employed by KPMG LLP beginning in 1986. Mr. Klein is a certified public accountant in the State of New Jersey.
     Michael J. Widmer has served as Executive Vice President, Operations of Northfield Bancorp, Inc, and Northfield Bank since 2002. Mr. Widmer served as the Executive Vice President and Chief Financial Officer, and as a Director, of Liberty Bancorp, Inc. and Liberty Bank, located in Avenel, New Jersey, until they were acquired by Northfield Bancorp, Inc. and Northfield Bank, respectively, in 2002.
PROPOSAL II — APPROVAL OF THE NORTHFIELD BANCORP, INC. MANAGEMENT CASH
INCENTIVE PLAN
     The Board of Directors has adopted and, at the Annual Meeting, the Company’s stockholders will be asked to approve, the Company’s Management Cash Incentive Compensation Plan (the “Incentive Compensation Plan”).
     The purpose of the Incentive Compensation Plan is to: (i) further link executive compensation to the attainment of specific corporate performance objectives, and (ii) provide a competitive reward structure for executive management, while operating the Company in a safe and sound manner and within Board of Directors’ approved risk parameters. The Incentive Compensation Plan is designed so that, after it is approved by the Company’s stockholders, payments made pursuant to awards under the Incentive Compensation Plan will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder. Under Internal Revenue Code Section 162(m), the Company generally may not deduct from its income for federal income tax purposes compensation paid to its Chief Executive Officer or any of the four other most highly compensated executive officers of the Company to the extent that any of those persons receives more than $1,000,000 of such compensation (including certain equity-related compensation) in any one year. If, however, the compensation is “performance-based,” is paid under a plan approved by the stockholders, and satisfies certain other criteria, the Company can deduct such compensation even to the extent that it exceeds $1,000,000 in a year. If the stockholders do not approve the Incentive Compensation Plan, it will terminate and, if we pay cash awards to officers covered by Section 162(m), some or all of such payments may not be tax deductible as performance-based compensation under Section 162(m).
     The essential features of the Incentive Compensation Plan are summarized below. The summary does not purport to be a complete description of all the provisions of the Incentive Compensation Plan. A copy of the Incentive Compensation Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following summary of the Incentive Compensation Plan is qualified in its entirety by reference to Appendix A.
General
     The purpose of the Incentive Compensation Plan is to provide financial incentives for eligible Company officers to meet and exceed pre-determined financial goals for the Company. The Company intends that payments under the Incentive Compensation Plan qualify as performance-based compensation so that the tax deductibility of the payments is not limited by Section 162(m).
Administration
     The Incentive Compensation Plan will be administered by the Compensation Committee or another committee of directors as appointed by the Board of Directors in the future. Any committee designated to administer the Incentive Compensation Plan will consist of no fewer than two members of the Company’s Board of Directors, and all of its members will be “outside directors” under Section 162(m). The committee will have broad administrative authority to, among other things: designate participants; establish performance goals; interpret the Incentive Compensation Plan; prescribe, amend, and rescind rules and regulations relating to it; and make all other determinations necessary or advisable in the administration of the Incentive Compensation Plan.
Eligibility and Participation
     Officers of the Company and its affiliates at the level of senior vice president and above will be eligible to participate in the Incentive Compensation Plan. However, the Incentive Compensation Plan is designed for officers whose responsibilities significantly influence Company results. The committee, within the time periods specified under Section 162(m), will select the officers who will participate in the Incentive Compensation Plan for each performance period, which will be from 12 to 36 months. The committee may designate concurrent performance periods. As of April 20, 2009, approximately 14 officers would have been eligible for selection to participate in the Incentive Compensation Plan.
Determination and Payment of Awards
     For each performance period designated by the committee, within the time periods specified under Section 162(m), the committee will assign each participant a target award and prescribe all other factors to be used for determining the amount of the awards, if any, to be paid to participants pursuant to the Incentive Compensation Plan for such period. The performance period will generally be the calendar year, but may be up to three years. The committee will also prescribe the percentage of the target award for each participant that will be determined based upon Company performance factors and the percentage that will be determined based upon individual performance factors. Target awards will be expressed as a percentage of the participant’s base salary.
     Performance factors to be used by the committee for measurement of Company performance may include any or all of the following: basic earnings per share, basic cash earnings per share, diluted earnings per share, diluted cash earnings per share, net income or net income before taxes, cash earnings, net interest income, non-interest income, general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average stockholders’ equity, cash return on average stockholders’ equity, return on average tangible stockholders’ equity, cash return on average tangible stockholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate margin or net interest rate spread, growth in assets, loans, or deposits, loan production volume, non-performing loans, cash flow, strategic business objectives (consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management), or any combination of the foregoing.
     The committee may also prescribe levels of achievement that will result in an award higher or lower than the target award and set minimum achievement thresholds, below which no award based on participants’ performance goals will be earned.
     Any awards earned under the Incentive Compensation Plan will be paid in cash after the end of the performance period(s). Participants may elect to defer any or all of such awards under the terms of any available Company deferred compensation plan. Prior to the payment of any awards, the committee will certify in writing the level of achievement for each Company performance goal for the fiscal year and the level of achievement by each participant with respect to any individual performance goals applicable to such participant’s award and the level of payment for each participant. The committee may, in its sole discretion, adjust the amount of an award for any or all participants if it determines that circumstances (including, but not limited to, the subjective appraisal of the participant’s performance for the performance period) warrant; provided, however, that in the case of a “covered employee” within the meaning of Section 162(m), any such adjustment will only result in a reduced, but not an increased, payment. Notwithstanding any contrary provision of the Incentive Compensation Plan, if a participant experiences a termination of employment prior to the end of a fiscal year (after satisfying the performance measures in whole or in part), the committee, in its sole discretion, may reduce or eliminate the award to be paid to such Participant for such fiscal year pursuant to the Incentive Compensation Plan.

Amendment and Termination of the Plan
     The Board of Directors, in its sole discretion, may alter, amend, or terminate the Incentive Compensation Plan, or any part thereof, at any time and for any reason. Amendments will be subject to stockholder approval to the extent that such amendment is required to ensure that payments under the Incentive Compensation Plan continue to be qualified under Section 162(m) as “performance-based compensation.”
Federal Income Tax Consequences
     The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be paid under the Incentive Compensation Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Incentive Compensation Plan.
     Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received under the Incentive Compensation Plan at the time of its receipt. Although the Company will normally be entitled to deduct amounts paid under the Incentive Compensation Plan constituting ordinary income to participants, Section 162(m) imposes a limit of $1,000,000 on the amount of compensation that may be paid to certain officers of the Company in a calendar year. Amounts in excess of such limit are not deductible. Certain types of compensation are exempt from Section 162(m) and are not counted for purposes of this limit. Incentive Compensation Plan awards are designed to satisfy this exemption. Therefore, as long as the Awards paid pursuant to the Incentive Compensation Plan satisfy the requirements for the exemption from the Section 162(m) limit, the $1,000,000 limit will not apply. It is the Company’s intention that the Incentive Compensation Plan be administered in a manner that preserves the deductibility of compensation paid pursuant to the Incentive Compensation Plan by continuing to comply with the requirements of Section 162(m).
New Plan Benefits
     The amounts that Incentive Compensation Plan participants may receive under the Incentive Compensation Plan, if the plan is approved by the stockholders, are not presently determinable.
     The Board of directors unanimously recommends a vote “FOR” the approval of the northfield bancorp, inc. management cash incentive plan.
PROPOSAL III — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
     Our independent registered public accounting firm for the year ended December 31, 2008, was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2009, subject to the ratification of the engagement by our stockholders as required by our Bylaws. At the Annual Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2009. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.
     Although stockholder ratification of the independent registered public accounting firm is required by our Bylaws, even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northfield Bancorp, Inc. and its stockholders.
     In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2009, the proposal must receive at least a majority of the votes represented at the annual meeting, without regard to broker non-votes, in favor of such ratification.

     The Audit Committee of the Board of Directors unanimously recommends a vote “FOR” the ratification of kpmg llp as the independent registered public accounting firm for the year ending December 31, 2009.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
     The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Northfield Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of the shares of common stock to file a Form 3, 4, or 5 on a timely basis. Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Northfield Bancorp, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2008 with the exception of Forms 4 filed by John P. Connors, Jr. in May, 2008, with respect to the acquisition of 1,000 shares, and in September, 2008, with respect to the acquisition of 300 shares.
Proxy Solicitation Costs
     The cost of solicitation of proxies will be borne by Northfield Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers, and regular employees may solicit proxies personally, by telegraph, telephone, or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2008, has been mailed or made available online to all stockholders of record as of April 20, 2009. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.
Other Matters
     The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
     The Notice and Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Proxy Card are available at www.cfpproxy.com/6342

BY ORDER OF THE BOARD OF DIRECTORS

Madeline G. Frank
Senior Vice President, Corporate Secretary
Avenel, New Jersey
April 22, 2009

Appendix A
NORTHFIELD BANCORP, INC.
MANAGEMENT CASH INCENTIVE PLAN
1. Purpose of the Plan
     The purpose of the Management Cash Incentive Plan (the “Plan”) is to (i) motivate, recognize, and reward designated management team members for their contributions to the sustained performance and success of Northfield Bancorp, Inc. and its subsidiaries (the “Company” or the “Bank”) and (ii) link executive compensation to the attainment of specific corporate performance. The Plan serves as a critical component of a competitive total compensation package that enables the Company to attract and retain talent needed to drive the Company’s future success.
     The Company intends that Awards under this Plan satisfy the applicable requirements of Section 162(m) of the Code in order to preserve the tax deductibility of such Performance Awards. It is intended that the Plan shall be operated and interpreted such that Performance Awards remain tax deductible by the Company
2. Definitions
     Affiliate means Northfield Bank, or any other entity controlled by the Company.
     Award means a cash payment made to a Participant pursuant to the terms of this Plan.
     Base Salary means, as to a Performance Period, a Participant’s actual salary rate in effect as of the last business day of the Performance Period. Such salary shall be before (i) deductions for taxes and benefits, and (ii) deferrals of compensation pursuant to Company- or Affiliate-sponsored plans.
     Board means the Board of Directors of the Company.
     Code means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding, such section or regulation.
     Committee means the Compensation Committee of the Company’s Board of Directors, or any other committee appointed by the Board pursuant to Section 3.1 of the Plan.
     Company means Northfield Bancorp, Inc, a federal corporation.
     Determination Date means, as to a Performance Period, the date upon which the Committee sets forth in writing the Performance Measures attributable to a Participant or the Participants. The Determination Date shall be no later than the earlier of (i) 90 days after the commencement of the Performance Period or (ii) the date on which 25 percent of the Performance Period has elapsed, provided, in either case, that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Measures.
     Participant means, as to any Performance Period, an officer of the Company or an Affiliate at the level of senior vice president or above who has been selected by the Committee for participation in the Plan for such Performance Period.
     Performance Measure means the performance criteria set forth in Section 5.4 of the Plan.
     Performance Period means a period of not less than 12 months and not greater than 36 months that is designated by the Committee for the purposes specified herein. Subject to Code Section 162(m), the Committee may designate one or more Performance Periods which may or may not run concurrently.
     Termination of Employment means the time when the employee-employer relationship between the Participant and the Company and its Affiliates is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, permanent disability, or retirement, but excluding any such termination where there is a simultaneous reemployment by either the Company or an Affiliate.
3. Administration of the Plan
     3.1 The Plan shall be administered by a committee consisting of at least two of the members of the Compensation Committee of the Company who qualify as “outside directors” within the meaning of Code Section 162(m) or such other committee designated by the Board of Directors of the Company consisting of at least two “outside directors” within the meaning of Code Section 162(m).
     3.2 Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Plan Participants for a Performance Period, determine the relative percentages of the Award based upon Company performance and individual performance, and determine the Award levels and the performance thresholds that must be achieved prior to payment of Awards. For each Performance Period, all such actions shall be taken by the Determination Date. Not withstanding anything to the contrary herein, all Awards made by the Committee and any performance criteria established by the Committee with respect to an Award, shall be subject to the ratification of the Board of Directors.
     3.3 The Committee shall have all discretion and authority necessary or appropriate to administer the Plan, including, but not limited to, the power to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations necessary or advisable in the administration of the Plan. Such determination shall be final and binding upon all persons having an interest in the Plan.
     3.4 A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or any action taken without a meeting by a writing executed by a majority of the Committee, shall constitute the act of the Committee.
     3.5 All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons, in accordance with the Committee’s charter approved by the Board of Directors. No member of the Committee shall be personally liable for, and all members of the Committee shall be fully protected by the Company in respect of, any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct, willful negligence, or demonstrates bad faith.
4. Eligibility and Participation
     The Plan is designed for the benefit of those senior officers of the Company and its Affiliates whose responsibilities and performance significantly influence Company results. Plan Participants shall be selected by the Committee for each Performance Period prior to or on the Determination Date for such Performance Period. Participation in the Plan is on a Performance Period basis only and in the sole discretion of the Committee. No Participant with respect to a specific Performance Period shall be entitled to participate in the Plan in a subsequent Performance Period unless selected as a Participant for such Performance Period by the Committee.
5. Determination of Awards
     5.1 Prior to or on the Determination Date, the Committee, in its sole discretion, shall assign each Participant a target Award and prescribe all other factors to be used for determining the amount of the Awards to be paid to Participants pursuant to the Plan for a Performance Period. The Committee shall also prescribe the percentage of the target Award for each Participant that will be determined based upon Company Performance Measures and the percentage that will be determined based upon individual performance factors. Target Awards shall be expressed as a percentage of Base Salary. Notwithstanding any other provision of the Plan, the maximum Award payable pursuant to the Plan to a Participant for any Performance Period shall be $500,000.

     5.2 The Committee shall prescribe what portion of the target Award will be determined based upon each type of Performance Measure to be used for a Performance Period, and the level of achievement of each such goal for the Performance Period that must be reached to earn the portion of the target Award related to such goal. The Committee may also prescribe levels of achievement that will result in an Award higher or lower than the target Award and set minimum achievement thresholds below which no Award based on the particular performance goal will be paid.
     5.3 Actual corporate performance will determine the amount of the portion of the Award related to Company performance for each individual Participant that has been earned based on the extent to which the pre-determined thresholds are achieved or exceeded by the Company. All calculations related to the Performance Measures listed in Sections 5.4 shall be made in accordance with generally accepted accounting principles and may exclude any significant non-recurring items that are specified by the Committee. Specifically, (i) Performance Measures based upon cash earnings or cash returns may refer to, or be calculated based upon, net income adjusted to exclude non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits and (ii) Performance Measures based upon cash operating expenses shall refer to operating expenses, calculated in accordance with GAAP, adjusted to eliminate non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits.
     5.4 The Committee, in its sole discretion, may select the Performance Measures for any Performance Period from among the following:
(i)	basic earnings per share;

(ii)	basic cash earnings per share;

(iii)	diluted earnings per share;

(iv)	diluted cash earnings per share;

(v)	net income or net income before taxes;

(vi)	cash earnings;

(vii)	net interest income;

(viii)	non-interest income;

(ix)	general and administrative expense to average assets ratio;

(x)	cash general and administrative expense to average assets ratio;

(xi)	efficiency ratio;

(xii)	cash efficiency ratio;

(xiii)	return on average assets;

(xiv)	cash return on average assets;

(xv)	return on average stockholders’ equity;

(xvi)	cash return on average stockholders’ equity;

(xvii)	return on average tangible stockholders’ equity;

(xviii)	cash return on average tangible stockholders’ equity;

(xix)	core earnings;

(xx)	operating income;

(xxi)	operating efficiency ratio;

(xxii)	net interest rate margin or net interest rate spread;

(xxiii)	growth in assets, loans, or deposits;

(xxiv)	loan production volume;

(xxv)	non-performing loans;

(xxvi)	cash flow;
             (xxvii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(xxviii)	any combination of the foregoing.
     5.5 The Committee shall prescribe the portion of the target Award that will be determined based upon each type of individual performance goal to be used for a Performance Period, and the levels of achievement of each such goal for the Performance Period that must be reached to earn the portion of the target Award related to such goal. The Committee may also prescribe levels of achievement that will result in an Award higher or lower than the target Award and set minimum achievement thresholds below which no Award based on the particular performance goal will be earned. The portion of the Award related to individual performance goals shall be based upon satisfactory achievement of the individual performance goals established by the Committee. The Committee shall take into consideration the advice of the Chief Executive Officer of the Company for this purpose, but the Committee shall make the final determination.
     5.6 Except as provided in this Section 5.6, Performance Measures established for a specified Performance Period shall not thereafter be subject to revision or alteration. In the event the Committee determines that a revision or alteration of the target Awards or Performance Measures for a specified Performance Period is appropriate, the Committee shall reestablish such target Awards or Performance Measures to maintain as closely as possible the previously established expected level of overall performance, taken as a whole, as is practicable. Notwithstanding the foregoing, any adjustments to the target Awards or Performance Measures applicable to a “covered employee” within the meaning of Section 162(m) shall conform to the requirements of Code Section 162(m) of the Code and the regulations promulgated thereunder. In connection with a possible revision or alteration of Performance Measures, the Committee may consider factors including, but not limited to, the occurrence of a business combination involving the Company, the declaration and distribution of stock dividends or stock splits, mergers, consolidation or reorganizations, acquisitions or dispositions of a material business units, or infrequently occurring or extraordinary gains or losses.
     5.7 The Committee may, in its sole discretion, adjust the amount of an Award for any or all Participants if it determines that circumstances (including, but not limited to, the subjective appraisal of the Participant’s performance for the Performance Period) warrant; provided, however, that in the case of a “covered employee” within the meaning of Section 162(m), any such adjustment shall only result in a reduced, but not an increased, payment.
     5.8 Any provision of this Plan to the contrary notwithstanding, in the event that an individual becomes employed by the Company or an Affiliate after the beginning of the Performance Period and the Committee, in its sole discretion, selects such individual for participation in the Plan for such initial Performance Period of employment, the Committee may designate a short performance period (instead of the Performance Period) for purposes of this Plan for such Participant that ends on the last day of such Performance Period but begins on a date that is later than the first day of such Performance Period. In such event, the Committee shall establish levels of achievement for the short performance period for those performance factors selected by the Committee for such Participant under the preceding provisions of this Article 5. References in the Plan to the “Performance Period” with respect to any such Participant shall refer to the short performance period established by the Committee pursuant to this Section 5.6 and references in the Plan to the “Determination Date” with respect to such Participant shall mean the latest date possible that will not jeopardize the amounts paid under the Plan as “performance-based compensation” under Code Section 162(m) with respect to such short performance period. In no event shall an individual who is a “covered employee” within the meaning of Section 162(m) be added to the Plan as a Participant after the eighth month of the Performance Period.

6. Payment of Award
     Prior to the payment of any Awards, the Committee shall certify in writing the level of achievement for each Company performance goal for the Performance Period and the level of achievement by each Participant with respect to any individual performance goals applicable to such Participant’s award and determine the amount of the Award, if any, payable to each Participant. Payment of Awards shall be made in cash as soon as administratively practicable following the Committee’s certification. Participants shall be entitled to elect, prior to a date specified by the Compensation Committee, to defer receipt of a cash payment in accordance with the terms of any Company deferred compensation plan in effect at the time and applicable to such cash payment. Notwithstanding any contrary provision of the Plan, (a) if a Participant experiences a Termination of Employment prior to the end of a Performance Period and the established performance goals have been satisfied fully or partially, the Committee, in its sole discretion, may reduce or eliminate the Award to be paid to such Participant for such Performance Period pursuant to this Plan and the Award, if any, paid to such a Participant will be paid at the same time as applicable to all Participants, and (b) no provision of the Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. The Company shall withhold all applicable taxes required by law from any payment, including any federal, FICA, state, and local taxes.
     Awards paid under this Plan that are later found to be based upon materially inaccurate financial information, the correction of which causes the amounts previously paid to be deemed an overpayment, must be repaid by the Participant, in whole or in part, in the sole discretion of the Committee, but in any event at least to the extent of the overpayment. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws for the period or periods covered by this Plan, the chief executive officer and chief financial officer of the Company or any other person required by applicable law shall reimburse the Company for amounts received under the Plan for the period or periods subject to the restatement.
7. Employment Rights
     Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Participant’s employer to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.
8. Effect Upon Other Plans
     The adoption of the Plan shall not affect any other equity or other compensation or incentive plan in effect for the Company or any Affiliate, and the Plan shall not preclude the Board from establishing any other forms of incentive compensation for employees of the Company or its Affiliates.
9. Governing Law
     The Plan shall be construed, administered, and enforced according to the laws of the State of New Jersey, without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.
10. Notices
     Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection, or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Committee, at the Company’s principal executive offices, and to a Participant, to the Participant’s address as shown in the Company’s personnel records.

11. Successors and Assigns
     The provisions of the Plan shall inure to the benefit of and be binding upon, the Participants and their respective legal representatives and testate or intestate distributes, and the Company, its Affiliates, and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred.
12. Amendment, Suspension, or Termination of the Plan
     The Board, in its sole discretion, may alter, amend, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m) as “performance-based compensation,” any such amendment shall be subject to shareholder approval.
13. Severability
     If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.
14. Qualified Performance-based Compensation
     With regard to compensation paid to Participants under this Plan, all of the terms and conditions of the Plan shall be interpreted in such a manner as to qualify all compensation paid hereunder as “qualified performance-based compensation” within the meaning of Code Section 162(m).
15. Effective Date; Term
     The Plan shall be effective upon adoption by the Board of Directors of the Company, subject to approval by Stockholders. If the Plan is not approved by the stockholders, the Plan shall terminate and all actions taken under the Plan shall be null and void and no payments shall be made under the Plan. The Plan shall expire after the completion of the Performance Period ending December 31, 2014 and the payment of Awards, if any, payable with respect to such Performance Period.

REVOCABLE PROXY
NORTHFIELD BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 27, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     The undersigned hereby appoints the full Board of Directors (other than those listed as nominees in this proxy), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northfield Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314 at 10:00 a.m. (local time) on May 27, 2009. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

			WITHHOLD	FOR ALL
		FOR ALL	FOR ALL	EXCEPT
1.	The election as Directors of all nominees listed below each to serve for a three-year term	☐	☐	☐

Susan Lamberti
Albert J. Regen
Patrick E. Scura, Jr.

INSTRUCTION: To withhold your vote for fewer than all of the nominees, vote “For All Except” and write the name of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN
2.	The approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ended December 31, 2009.	☐	☐	☐
The Board of Directors recommends a vote “FOR” each of the listed proposals.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
     The Notice and Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Proxy Card are available at www.cfpproxy.com/6342.

Dated:	,	2009	☐	Please Check Box if You Plan
to Attend the Annual Meeting

Stockholder sign above	Co-holder (if any) sign above
     Should the above signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Northfield Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.
     The above signed acknowledges receipt from Northfield Bancorp, Inc. prior to the execution of this proxy of notice of the annual meeting, audited financial statements and a proxy statement dated April 22, 2009.
     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
Please act promptly
Sign, date & mail your proxy card today